February 12, 2003

    Filer Support
    Securities and Exchange Commission
    6432 General Green Way
    Alexandria, VA  22312

                                       Re: Schedule 13G
                                           FEDERAL HOME LN MTG CORP
                                           As of: December 31, 2002
                                           Amendment No. 1

    Ladies and Gentlemen:

    In accordance with Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), attached is an amended Schedule 13G for the above named company showing beneficial ownership of five percent or more, but less than ten percent, as of December 31, 2002.


    This Schedule 13G is being filed jointly, pursuant to Rule 13d-1(f)(1) of the Exchange Act, on behalf of AXA Financial, Inc.; four French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA"), as a group; AXA; and their subsidiaries.

    If you have any questions about this filing, please contact Patrick Meehan at (212) 314-5644.

                                       Very truly yours,

                                       /s/ Alvin H. Fenichel

                                       Alvin H. Fenichel
                                       Senior Vice President
                                       and Controller

    cc: Corporate Secretary
        FEDERAL HOME LN MTG CORP
        8200 Jones Branch Drive
        McLean, VA 22102